SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549




                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




           Date of Report (Date of earliest event reported) October 30, 1998




                            USFREIGHTWAYS CORPORATION


                  Delaware          0-19791                36-3790696
         (State of Incorporation)  (Commission           (IRS Employer
                                    File Number)        Identification No.)



                   9700 Higgins Road, Rosemont, Illinois 60018
               (Address of principal executive offices) (Zip Code)


                          Registrant's telephone number
                       including area code: (847) 696-0200


                                 Not applicable
           (Former name of former address, if changed since the last report)




    The Exhibit Index is located on Page 2. This Report contains 3 pages.

Item 5.  Other Events.

                  On October 30, 1998, USFreightways Corporation announced the resignation of its President and Chief Operating Officer.


Item 7.  Exhibits.

                  Exhibit 99 News Release, dated October 30, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    USFREIGHTWAYS CORPORATION


                                    By:   /s/Christopher L. Ellis
                                            Christopher L. Ellis
                                            Senior Vice President, Finance and
                                            Chief Financial Officer


Date:  November 2, 1998







                                    EXHIBIT 99


FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:     CAM CARRUTH
Friday, October 30, 1998                               847.692.0204


USFreightways Makes Announcement


                  Rosemont, IL, October 30, 1998... J. Campbell Carruth, Chairman and Chief Executive Officer of USFreightways Corporation, announced today that James G. Connelly, President & Chief Operating Officer of the Company, had resigned effective today. Mr. Carruth stated that, "When I agreed to remain as Chief Executive Officer of the Company for a period of three more years and that succession planning would be deferred for two years, Mr. Connelly believed it was in his best interests to explore other opportunities." Mr. Carruth noted that the Company appreciated Mr. Connelly's tenure with the Company and wished him well in his future endeavors.
                  USFreightways (NASDAQ: USFC) is a full service provider of global transportation services and innovative logistics solutions. This is accomplished through the Company's operating subsidiaries. Regional less-than-truckload general commodities carriers provide overnight and second-day delivery throughout the United States and into Canada. Logistics subsidiaries provide solutions to customers' logistics and distribution requirements. The company also provides domestic and international freight forwarding as well as premium regional and national truckload service. For more information, contact the Company at www.usfreightways.com.